EXHIBIT 10.11

CONTRIBUTION AGREEMENT

CONTRIBUTION AGREEMENT (this “Agreement”), dated as of June 5, 2014, is made and entered into by and among WL Ross Sponsor LLC, a Delaware limited liability company (“Transferor”), and WL Ross Holding Corp., a Delaware corporation (“Transferee”).

RECITALS

WHEREAS, Transferor is the beneficial owner and record holders of 1,868,750 shares of common stock, par value $0.0001 per share, of the Transferee (the “Shares”); and

WHEREAS, Transferor desires to transfer, assign and deliver to Transferee, as a contribution to the capital of Transferee, all of Transferor’s right, title and interest in and to the Shares (the “Contribution”), and Transferee desires to accept the Contribution; and

WHEREAS, the parties hereto desire that the Contribution shall only become effective immediately prior to the pricing of the Transferee’s initial public offering (the “Effective Time”) and related to the registration statement on Form S-1 filed by the Transferee on May 9, 2014 with the U.S. Securities and Exchange Commission.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.                  Contribution of the Shares. Upon the terms of this Agreement and effective as of the Effective Time, Transferor hereby transfers, assigns and delivers to Transferee, as a contribution to the capital of Transferee, all of Transferor’s right, title and interest in and to the Shares without consideration therefor. The transfer, assignment and delivery of the Shares pursuant to this Agreement shall be reflected in the books and records of Transferee as of the Effective Time.

2.                  Acceptance. Effective as of the Effective Time, Transferee does hereby accept the Contribution of the Shares and also hereby agrees that, immediately upon receipt of such Shares, the Transferee shall cancel such Shares and return them to authorized but unissued status in its corporate books and records.

3.                  Counterparts. This Agreement may be executed in one or more counterparts (including by email or facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.                  Further Assurances. Each of the parties hereto shall use its reasonable best efforts to do all things necessary or advisable to make effective the transactions contemplated hereby and shall cooperate and take such action as may be reasonably requested by the other party in order to carry out fully the provisions and purposes of this Agreement and the transactions contemplated hereby.

5.                  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

WL ROSS SPONSOR LLC

By:	/s/ Wilbur L. Ross, Jr.
Name: Wilbur L. Ross, Jr.
Its: Authorized Signatory

WL ROSS HOLDING CORP.

By:	/s/ Wilbur L. Ross, Jr.
Name: Wilbur L. Ross, Jr.
Its: Chairman and Chief Executive Officer

[Signature page to Contribution Agreement]